Exhibit 10.1

No.

Labor Contract

Party A: Fenghuang On-line (Beijing) Information Technology Co., Ltd.

Party B:

Execution Date:

Party A: Fenghuang On-line (Beijing) Information Technology Co., Ltd.

Legal Representative or Authorized Representative: Liu, Shuang

Registered Address: No. 605 Fenghuang Guild Hall, No. 165 Haidian Road, Haidian District, Beijing, PRC,

Party B:                                      Gender:

Date of Birth:                                      Type of Household Register: (non-agricultural/agricultural)

Identity Card No:

OR Name of Other Valid Certificate:                                      No. of the Certificate:

Start Date for Work in the Company:

Household Address:                                      Zip:

Residence Address in Beijing:                                      Zip:

Contact Number of Party B:                                      (Mobile Phone)                                      (Tel.)

Place of Registered Permanent Residence:

Emergency Contact Person:                         (Name)                              (Relationship with Party B)

Emergency Contact Number:                                      (Mobile Phone)                                      (Telephone)

Relevant Notices for Execution of Labor Contract

1.               This Contract is entered into between the Company and the employee, the terms and conditions of which shall be read carefully by the employee before signing.

2.               When entering into this Contract, any terms requiring a mutual agreement between the Company and the employee shall be filled in the corresponding blanks in this Contract when the parties reach a consensus.

3.               Any additional terms agreed by both parties shall be expressly stated in Article 59 of this Contract.

4.               Any change or amendment to this Contract shall be made according to the agreement of both parties.

5.               If the space provided is insufficient, the matters, such as any other term agreed by both parties and any change to this Contract may be written down on separate page(s) attached hereto.

6.               This Contract shall become effective upon the execution by both parties.

7.               This Contract shall be signed by Party B himself/herself, and be signed by the legal representative or authorized representative of Party A and chopped with Party A’s seal.

8.               This Contract shall be filled in carefully in clear handwriting and in simple and accurate characters and may not be changed deliberately.

9.               This Contract shall be executed in duplicate, one for each. Party A shall not retain Party B’s copy.

Labor Contract

In accordance with the Law of Labor Contract of the PRC and relevant labor laws, regulations and administrative rules, as well as the bylaws made by the Company, and on the principle of free will, equality, negotiation and consensus, Party A and Party B agree to enter into this labor contract (this “Contract”) in respect of the establishment of the labor relations and relevant rights and obligations, and to abide by terms and conditions of this Contract and acknowledge this Contract as the basis for any dispute resolution.

Party B undertakes that there he/she has no other labor relation with any other labor unit when entering into this Contract and the execution of this Contract will not conflict with any non-competition or other obligations of Party B to any third party. Otherwise, Party A has the right to rescind this Contract from time to time without any responsibility for any compensation, while Party B shall compensate any losses arising therefrom suffered by the third party.

Chapter 1 Contract Term

Article 1 This Contract is a labor contract with a fixed term.

The term of this Contract is from                    to                   , in which the probation period is from                    to                   .

Article 2 During the term of this Contract, in case both parties enter into any other particular agreement regarding the service period of Party B and the agreed service period is longer than the term of this Contract, the term of this Contract shall be automatically extended till the completion of the performance of such particular agreement.

Article 3 Unless any party notifies in writing to another party at least 30 days before the expiration of the term of this Contract, the term of this Contract will be automatically extended for an additional three months.

Chapter 2 Work Content

Article 4 Party B agrees to work at                    position (type of work) in                    Department, pursuant to the requirement by Party A.

Article 5 According to the features of the position (type of work) in Party A’s business, the working area or location of Party B is

Article 6 Due to any actual working requirement, adjustments to the position and remuneration of Party B, according to the specialty, working skills, working ability and performance of Party B, shall be agreed upon in principle of negotiation between the two parties except for the following circumstances:

(1)  Management and operational requirements resulting in the adjustment of business directions and structures such that the working procedures and organizational arrangements shall be changed,  causing Party A to need to rearrange the position of Party B.

(2)  Management and operational requirements the result of which Party A makes a temporary arrangement in the position of Party B.

(3)  Party B being unable to meet the timeline targets, working quality or output due to certain factors such as knowledge, experience, skills, health conditions, so that he/she is not competent for the position,

Article 7 Party B shall meet the skill requirements for the position he/she takes, complete the work and reach the quality standards of Party A.

Chapter 3  Working Hours and Rest and Vacations

Article 8 According to requirements of the characteristics of the position, the position of Party B shall apply the             working hour system. The calculation methods of each working hour system are subject to the relevant regulations in Beijing.

If comprehensive calculation working hour system or flexible working hour system applies to Party B, the administrative permit for such special working hour system shall be obtained in advance from labor protection department.

Article 9 After obtaining Party B’s consent, Party A may appropriately extend the working hours of Party B, or arrange Party B to work overtime on off days or statutory holidays due to working requirements. Party A undertakes to limit the overtime hours and times within the scope set forth in the State labor regulations, and pay relevant overtime pay or arrange deferred rest (different rules will be set out for flexible working hour system).

No work may be deemed as overtime work unless application for such overtime work has been submitted and the relevant approval has been obtained in advance.

The human resource department of Party A will verify the overtime hours of Party B at the end of each month, and return the original copy of Application Form for Overtime Work to Party B, so that Party B may check the payment of the overtime pay and the arrangement of the deferred rest.

Article 10 Party B may enjoy paid leave upon certain specific conditions, the detailed information of which has been set forth in Vacation Regulation.

Chapter 4  Labor Protection, Working Condition and Occupational Hazards Protection

Article 11 Due to the requirements of the business, Party A may arrange the business trips for Party B. The destinations of business trips include: Mainland China, Asia Pacific and other places around the world. During the business trips, Party A will provide relevant treatments and insurance conditions for Party B. The administration of business trips will be carried out in accordance with the relevant regulations of the Company.

Article 12 Due to the requirements of the position, Party A shall equip Party B with essential labor protection measures and provide necessary labor protection equipments in accordance with relevant State regulations on occupational safety and health.

Article 13 Party A shall establish a work safety system pursuant to relevant laws and regulations and Party B shall strictly abide by the labor safety system of Party A, not work contrary to the established rules, prevent accidents in the process of work, and lessen occupational hazards.

Article 14 Party A shall establish and perfect the responsibility system for, strengthen the managements of, and improve the level of, prevention and treatment of the occupational diseases.

Article 15 Before signing of this Contract, Party B shall truthfully provide Party A with the certificates certifying that his/her health condition fits for the position provided by Party A.

Chapter 5  Remuneration

Article 16 According to the position, working experience and working achievements of Party B and as agreed by both parties: the base pay of Party B for each month is RMB              and the performance related pay for each month is RMB              (during the probation term, the base pay for each month is RMB              and the performance related pay for each month is RMB              ). Party A shall pay Party B the remuneration in cash before the first day of each month.

Article 17 Party A will appraise and adjust the position of Party B every year according to the performance and achievements of Party B. Generally, such appraisal will be conducted at the end of each year. For special cases, the time of appraisal will be determined by the board of directors of Party A.

Article 18 Party A has the right to adjust the remuneration of Party B according to the operation conditions, adjustments of the position of Party B and legally formulated remuneration allocation system.

Article 19 If Party B becomes idle due to insufficiency of task, Party A shall pay Party B a monthly living expenses according to the relevant regulations of the State and Beijing.

Article 20 If Party B resigns before the end of the calendar year, he/she shall not be paid the annual bonus.

Chapter 6  Insurance Welfare and Other Insurance Welfare Treatments

Article 21 Party A and Party B shall participate in social insurance in accordance with relevant regulations of the State and Beijing. Party A shall go through the relevant formalities of social insurance for Party B, and undertake relevant social insurance obligations. If Party B fails to provide necessary materials as required by Party A for payment of social insurance premium, thus rendering Party A unable to go through the formalities for payment of social insurance premium and needing to make a supplementary payment according to the rules of local social insurance authority, Party B shall bear any loss suffered by himself/herself.

Article 22 Party A shall pay the housing fund for Party B from the next month after the probation period expires.

Article 23 Part of the social insurance premium and housing fund to be borne by Party B individually shall be withheld and paid by Party A when paying Party B’s salary.

Article 24 If Party B is sick or injured not due to work and required to suspend the work for medical treatment, Party A shall provide Party B with medical treatment period in accordance with the regulations of the State. The remuneration and the medical welfare for Party B during medical treatment period shall be implemented according to relevant regulations of the State and Beijing as well as the Regulations on Management of Attendance of the Company.

Article 25 In case of any occupational diseases or work-related injury, the treatment for Party B shall be implemented in accordance with relevant regulations of the State and Beijing.

Article 26 Party A will provide free lunch to Party B in work days. The standard of free lunch will be carried out according to relevant rules of the Company.

Chapter 7  Labor Rules

Article 27 Party A may legally establish bylaws and labor rules. When Party B violates labor rules and bylaws, Party A is entitled to give disciplinary sanctions or penalties to Party B, or may even rescind this Contract according to the bylaws of the Company.

Article 28 Party B shall abide by the labor rules and bylaws, regulations relating to labor health, working procedures, operation rules and working standards, take care of the properties of Party A, comply with the professional ethics, and take active part in the training organized by Party A to improve his/her various abilities.

Article 29 Without the approval from Party A, Party B may not give, lend or sell the properties of Party A to others, nor use the working articles or appliances for private affairs. In the course of work, Party B shall strictly comply with relevant regulations with no extravagance and waste.

Article 30 Party B undertakes that, without the written approval from Party A or any of its subsidiaries, he/she will not, during the contract term, provide any service in any form

(including part time work, agency, consultations, etc.) to any other individual, company, organization or institution, or engage in, for himself/herself or any third party, any matter which is relevant to or has the same or similar features with the work he/she does for Party A, whether for free or with payments.

Article 31 Party B shall voluntarily obey the working assignments, supervisions and managements by Party A, and is obligated to make truthful and reasonable explanations for his/her working behavior to Party A.

Article 32 Party B undertakes to keep confidential the business secrets of Party A, including (but not limited to) the organizational structure, personnel, business, technology, client relations and economic conditions, etc. Without the permission of Party A, Party B shall not sell (or indirectly sell) the business secrets of Party A for profits, or provide such secrets to any third party for free, otherwise Party B shall assume relevant legal responsibilities and compensate for all the damages. Party A has the right to give labor rules to Party B, even rescind this Contract. The detailed confidentiality obligations shall be subject to the Confidentiality Agreement executed by both parties.

Article 33 Party A has the right to require Party B to sign the Confidentiality Agreement according to the requirements of managements and operations.

Article 34 Party B undertakes, when the interests of individuals, lineal relatives or friends are directly or indirectly related to the business of the Company he/she takes charge of, he/she shall instantly inform Party A of such relations and withdraw on his/her own initiative.

Article 35 When performing work or doing business with others, Party B shall comply with all the State policies and regulations. In case of any violation of laws and regulations by Party B, Party A would not assume any legal responsibilities and is entitled to impose punishment on Party B, even terminate this Contract. In case of any losses suffered by Party A resulting from Party B’s violation of laws and regulations, Party A may require Party B to compensate such losses.

Article 36 During the work for Party A, Party B must maintain the internal working atmosphere and environment of the Company, and shall not discriminate against others or interrupt the normal work of others. When interrupted or discriminated by others during work, Party B has the right to report to the managers of Party A and require the Company to impose any necessary punishment on such actions.

Chapter 8 Changes of Labor Contract

Article 37 In case of any change of the laws, regulations and rules which are the basis of this Contract, the relevant provisions in this Contract shall be changed accordingly.

Article 38 This Contract can be changed in writing upon the mutual agreement of the parties.

Article 39 When any party requires any change of this Contract, that party shall notify the other party in writing, and such other party shall give the written response within 15 days (the 15th day inclusive); if no response is given, it would be deemed that such other party disagrees on such proposed change.

Chapter 9  Rescission and Termination of Labor contract

Article 40 This Contract may be rescinded upon the unanimous agreement by both parties.

Article 41 Where it is proved that Party B cannot fill the employment conditions during the probation term, Party A may rescind this Contract by giving 3-day advance notice.

Article 42 When notifying Party A in writing 30 days in advance, or 3 days in advance during probation period, Party B may rescind this Contract; and Party A shall handle relevant procedures. After Party B completes the hand-over procedures required by Party A and Party A signs the confirmation, this Contract shall be rescinded immediately, unless the economic losses to Party A have not been completely settled, or Party B is still in the process of investigating any other matter.

Article 43 If the position of Party B is deemed to be related to business or technology secrets, Party A has the right to allocate Party B to another position 1 month before the rescission of this Contract or Party B’s notice of the rescission of this Contract.

Article 44 Party B may rescind this Contract if Party A is under any of the following circumstances:

(1)                                                         where Party A fails to provide labor protection or working conditions as agreed in this Contract;

(2)                                                         where Party A fails to pay remuneration in full and in time;

(3)                                                         where Party A fails to pay social insurance premium for Party B in accordance with relevant laws;

(4)                                                         where Party A’s articles and bylaws contravene the laws and regulations, thereby causing damage to Party B’s interests;

(5)                                                         where Party A uses deception or threats or takes advantage of Party B and causes Party B to establish or change this Contract against the will of Party B resulting in the nullification of this Contract; or

(6)                                                         other circumstances stipulated by relevant laws and regulations under which Party B may rescind this Contract.

Article 45 Party A may rescind this Contract if Party B is under any of the following circumstances:

(1)                                         The personal materials of Party B provided to Party A during the recruitment are false, including but not limited to: certificate of leave, certificate of identification, certificate of household register, certificate of diploma, certificate of physical examination, etc. being false or counterfeit; Party B having had a mental disorder, infectious diseases or other diseases which materially affect the performance in work before participating in the recruitment but did not notify Party A; Party B having recorded a demerit, kept in factory but placed under surveillance, fired, expelled and other such material punishments, or having had had misdeed like drug abuse before the recruitment and did notify Party A; Party B used to be sentenced to rehabilitation through labor or criminal detention or be investigated for the criminal liabilities according to relevant laws and did not notify Party A during the recruitment, etc.;

(2)                                             Where Party B materially violates the regulations and rules of Party A, and the situation of rescission of this Contract happened.

(3)                                             where Party B causes material losses and damage to Party A by gross dereliction of duty or engagement in malpractice for selfish ends;

(4)                                             in violation of the Article 30 of this Contract, where Party B establishes labor relations with other employers at the same time, resulting in material impact on completion of the tasks of Party A, or refusing to rectify after being informed by Party A;

(5)                                             where Party B is held liable at criminal law.

Article 46 Party A may, by giving a 30 days written notice to Party B in advance or paying extra wages of one month in lieu of notice to Party B, rescind this Contract under any of the following circumstances:

(1)                                   where Party B is unable to engage in his/her original work or any new work otherwise arranged by Party A after the completion of the stipulated period of medical treatment for sick or non work-related injuries;

(2)                                   where Party B is not competent for his/her work and remains incompetent after being trained or assigned to another job; or

(3)                                   no agreement on the changes of this contract can be reached between the parties according to the Article 37 of this Contract.

Article 47 Under any of the following circumstances, where it is necessary to reduce the workforce by more than 20 persons or by less than 20 persons but more than 10% of all staff members of the enterprise, Party A may reduce the workforce after having provided explanation to the trade union or all staff members 30 days in advance for opinions thereof, and after having submitted the reduction plan to the labor administration department:

(1)                                              where Party A undergoes restructuring in accordance with the provisions of the Enterprise Bankruptcy Law;

(2)                                              where Party A is experiencing serious difficulties in production or business operations;

(3)                                              where party A changes the line of production, introduces significant technology innovation or adjusts the operation mode and still has to reduce the workforce after having changed this Contract; or

(4)                                              where this Contract is unable to be performed due to other material changes of the objective economic situation upon which this Contract is concluded.

Article 48 Party A may not rescind this Contract on the basis of the provisions stipulated in

Article 46 and Article 47 herein under any of the following circumstances:

(1)                                                   where Party B that engages in hazardous operations with exposure to occupational diseases has not been examined for occupational health before leaving the position or where Party B is suspected of suffering from occupational diseases and is being diagnosed or under medical observation;

(2)                                                   where Party B has developed occupational diseases during his/her service with Party A or is injured due to work and is confirmed to have lost or partially lost the working capability;

(3)                                                   where Party B is within the medical treatment period for illness or non work-related injuries;

(4)                                                   where a female employee is within her pregnant, puerperal or breast-feeding period;

(5)                                                   where Party B has been working for Party A for more than 15 consecutive years and is within 5 years from the statutory retirement age; or

(6)                                                   other circumstances stipulated by laws and administrative regulations.

Article 49 This Contract shall be automatically terminated under any of the following circumstances:

(1)                 where the term of this Contract expires;

(2)                 where Party B starts to receive basic pension benefits in accordance with relevant laws;

(3)                 where Party B is dead or is declared as dead or missing by the People’s Court;

(4)                 where Party A is declared bankrupt in accordance with relevant laws;

(5)                 where Party A has its business license revoked or is ordered to be closed or dissolved, or where Party A decides to dissolve in advance;

(6)                 although still having the situation and possibility to perform this Contract, but Party B is temporarily unable to perform, include but not limited to the crime or violation suspected of, limitations of freedom by public security organ, State security organ or judicial organ, or failure of performing this Contract within 15 days; or

(7)                 other circumstances stipulated by laws and administrative regulations

Article 50 Where this Contract expires under any of the circumstances stipulated in Article 48 herein, it shall be extended until the corresponding circumstance ceases to exist. Notwithstanding the foregoing, the termination of this Contract of Party B who has lost, or partially lost, working capability as stipulated in Item (2) of Article 48 herein shall be subject to the provisions of the State on work-related injury insurance.

Article 51 Within 30 days before the expiration of this Contract, where Party A notifies Party B of the intention of termination or renewal of this Contract in writing, Party B shall give Party A the written response within 15 days (the 15th day inclusive), if no response is given, it would be deemed that Party B disagrees on the renewal.

Chapter 11 Post-Contract Obligation

Article 52 When this Contract is rescinded or terminated, Party B shall perform the following obligations:

(1)                        Hand over all the work to the appointed person according to the requirements of Party A;

(2)                        Return all the tangible or intangible assets like business articles, documents, equipment he/she occupies in good condition;

(3)                        Hand over all carriers of material information to Party A;

(4)                        Assist Party A to clean up the creditor’s rights and indebtedness between two parties;

(5)                        Complete all the leaving procedure required by Party A, and process such procedure;

(6)                        Others: handle other matters that shall be handled.

Article 53 Upon the rescission or termination of this Contract and the performance of the obligations stipulated in Article 52 herein by Party B, Party A shall perform the following obligations:

(1)               Handle relevant procedures on the termination of employment relations for Party B;

(2)               Handle relevant procedures on the transfer or sealing up procedures of social insurance and housing funds within 15 days from the termination of the employment relations;

(3)               Issue the certificate of demission for Party B.

Article 54 If Party B’s whereabouts is unknown or he/she leaves without a word, or fail to perform the obligations stipulated in Item (2) of Article 50, making Party A unable to process, or delay, the leaving procedure, Party B herein irrevocably acknowledges that he/she is the party with fault and would take all the responsibilities.

Chapter 12  Economic Compensation

Article 55 Party A shall pay economic compensation to Party B in case of any of the following circumstances:

(1)         where Party B rescinds this Contract in accordance with the provisions stipulated in Article 44 herein;

(2)         where Party A proposes to Party B to rescind this Contract in accordance with the provisions stipulated in Article 48 herein and this Contract is rescinded on consensus between the two parties after consultation;

(3)         where Party A rescinds this Contract in accordance with the provisions stipulated in Article 46 herein;

(4)         where Party A rescinds this Contract in accordance with the provisions stipulated in Item (1) of Article 47 herein;

(5)         where a fixed-term labor contract is terminated in accordance with the provisions stipulated in Item (1) of Article 49 herein, except where Party B does not agree to renew the contract though Party A maintains or raises the agreed conditions specified in this Contract;

(6)          where this Contract is terminated in accordance with the provisions stipulated in Items (4) and (5) of Article 49 herein; or

(7)          other circumstances stipulated by relevant laws and administrative regulations.

Article 56 The economic compensation shall be calculated on the basis of number of years he/she has worked for Party A. One month’s wage shall be paid to Party B for each full year service. Where the service period is more than six months but less than one year, it shall be counted as one year; where the service period is less than six months, the payable economic compensation to Party B shall be half of his/her monthly wage.

Where the monthly wage of Party B is more than three times of the average wage of employees in the previous year published by the people’s government of the municipality directly under the Central Government or the city with districts at the domicile of Party A, the economic compensation payable to Party B shall be three times of the average monthly wage of the employees in the said municipality or city and the maximum term of years for economic compensation payable shall not be more than twelve years.

For the purpose of this Contract, “monthly wage” shall refer to the average monthly wage of the last twelve months of Party B prior to the rescission or termination of this Contract.

Article 57 Where this Contract is rescinded due to Party B’s breach of this Contract, in case Party B has participated in the training sponsored by Party A, and the relevant service period as stipulated in Training Agreement has not expired, Party B shall compensate the training expense and other economic losses suffered by Party A according to the compensation standard stipulated in the Training Agreement.

Article 58 Where Party B owes any money to Party A, or the rescission of this Contract by Party B constitutes a breach of this Contract, resulting in any economic losses suffered by Party A, and Party B shall assume the compensation liability in accordance with laws and regulations and this Contract, Party A is entitled to deducting such money or losses from the amount payable to Party B, including but not limited to, wages, bonus, subsidiaries or allowance, etc., but such deductions shall not be in violation of relevant laws and regulations. In case such deduction is insufficient, Party A still has the right to recover the remaining part from Party B.

Chapter 13  Other Agreements between Parties

Article 59 Non-Competition

(1)  If the position of Party B is deemed as confidential or important by Party A, both parties shall enter into a separate Non-Competition Agreement. Any rights and obligations of both parties relating to non-competition shall be subject to the Non-Competition Agreement.

(2)  During the term of this Contract or after the rescission or termination of this Contract, Party B shall not individually or together with any other individual, enterprise,

company or organization, induce or cause any client or supplier of Party A or any of its affiliates to terminate or materially reduce the business transactions with Party A or any of its affiliates.

(3)  During the term of this Contract or after the rescission or termination of this Contract, Party B shall not interfere in the contract relation or employment relation between Party A or any of its affiliates and any client, supplier, employee or consultant in any inappropriate form.

Article 60 Party A and Party B agree to add the following to this Contract:

Chapter 14  Labor Disputes Resolution and Others

Article 61 If any disputes arise in the course of performance of this Contract, application for mediation may be made to Party A’s Labor Disputes Mediation Organization; if mediation fails, the dispute may be submitted to the labor disputes arbitration committee for arbitration.

Direct application may be made to the labor disputes arbitration committee for arbitration by either party.

Article 62 The Employment Handbook, Training Agreement, Confidentiality Agreement, Examination System and other relevant management bylaws of Party A are the supplements of this Contract and shall have the same legal effect as this Contract.

Article 63 Any matter, not mentioned herein or conflicting with relevant regulations of the State or Beijing, shall be implemented in accordance with relevant regulations.

Article 64 Any labor contract entered between both parties before the effectiveness of this Contract shall be void automatically from the execution date of this Contract. If any provision of any other previous agreement between the parties conflicts with any provision of this Contract, the relevant provision in this Contract shall prevail.

Article 65 Party B agrees to authorize the “Emergency Contact Person” stated at the beginning of this Contract as the fiduciary of Party B, in the circumstance that he/she is unable to be contacted (including but not limited to that Party B is in hospital or loses freedom, etc.). Such fiduciary has the right to accept reconciliations and mediations, sign and accept relevant documents.

Article 66 The correspondence address of Party B stated at the beginning of this Contract is the only fixed correspondence address for both parties. In case of any dispute or even arbitration during the performance of this Contract, such address shall be the legal address of Party B. In case of any change of such address, Party B shall immediately notify Party A in writing of such change, otherwise, Party B shall be liable for any failure of contacts.

Article 67    This Contract shall be executed in duplicate, one for each, and becomes effective upon execution (or affixing seal) by both parties.

Article 68    This Contract is written in English and Chinese.  The two language versions shall have equal validity and legal effect, provided that in case of any conflict or discrepancy between the versions, the Chinese version shall prevail.

Party A (seal)	Party B (signature or seal)

Legal Representative
OR Authorized Representative

Date:

Renewal of Labor contract

This renewal is for the Labor Contract executed by both parties dated          with the No. of         .

The type of the duration of this renewed Labor Contract is         contract, the effective date is        , and the termination date is        .

Party A (seal)	Party B (signature or seal)

Legal Representative
OR Authorized Representative (signature or seal)

Date:

This renewal is for the Labor Contract executed by both parties dated           with the No. of        .

The type of the duration of the renewed Labor Contract is         contract, the effective date is        , and the termination date is        .

Party A (seal)	Party B (signature or seal)

Legal Representative
OR Authorized Representative (signature or seal)

Date:

Changes to the Labor contract

On the basis of equality, free will, negotiation and consensus by both parties, the parties agree to change the following provision of this Contract:

Party A (seal)	Party B (signature or seal)

Legal Representative
OR Authorized Representative (signature or seal)

Date: